As filed with the Securities and Exchange Commission on November 3, 2010

Registration No. 333-168736

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Triangle Petroleum Corporation

(Exact name of registrant as specified in its charter)

Nevada	1311	98-0430762
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1625 Broadway, Suite 780

Denver, CO 80202

(303) 260-7125

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter J. Hill

President and Chief Executive Officer

Triangle Petroleum Corporation

1625 Broadway, Suite 780

Denver, CO 80202

(303) 260-7125

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard B. Aftanas, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Telephone: (212) 735-3000 Facsimile: (212) 735-2000	Robert G. Reedy Porter & Hedges LLP 1000 Main Street, 36th floor Houston, TX 77002 Telephone: (713) 226-6000 Facsimile: (713) 228-1331

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-168736) is filed solely to file Exhibit 3.5. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other expenses of issuance and distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the registrant in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the SEC registration fee and the FINRA filing fee.

Amount paid or to be paid
SEC registration fee	$4,059
FINRA filing fee	6,193
Listing fees	50,000
Printing and engraving	62,500
Legal fees and expenses	1,000,000
Accounting fees and expenses	100,000
Transfer agent and registrar fees and expenses	3,500
Miscellaneous	8,100

Total	$1,234,352

Item 14.	Indemnification of directors and officers.

Chapter 78 of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged, after exhaustion of all appeals, to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that we may indemnify our officers, directors, employees, agents and any other persons to the maximum extent permitted by the NRS.

Item 15.	Recent sales of unregistered securities.

On August 6, 2010, we completed a private placement with certain accredited investors, pursuant to which such investors purchased an aggregate of 2,044,187 shares of our common stock at a purchase price of $0.43 per share (without giving effect to the reverse stock split), yielding us aggregate gross proceeds of approximately $880,000 and net proceeds of approximately $836,000. Our common stock was offered and sold in reliance on the private placement exemption from registration under Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, or Regulation D. We relied on this exemption based on applicable facts, including that (i) the offers and sales were made to a limited number of persons, all of whom represented that they were “accredited investors” (as such term is defined in Regulation D), (ii) no general solicitation or advertising was used in connection with the offering and sale of our common stock and (iii) the investors’ represented that they were acquiring our common stock for investment only. Johnson Rice & Company L.L.C. served as lead placement agent for the private placement.

On March 16, 2010, we completed a private placement with certain accredited investors, pursuant to which such investors purchased an aggregate of 27,993,939 shares of our common stock at a purchase price of $0.33 per share (without giving effect to the reverse stock split), yielding us aggregate gross proceeds of approximately $9,238,000 and net proceeds of approximately $8,300,000. Our common stock was offered and sold in reliance on the private placement exemption from registration under Section 4(2) of the Securities Act and Regulation D. We relied on this exemption based on applicable facts, including that (i) the offers and sales were made to a limited number of persons, all of whom represented that they were “accredited investors” (as such term is defined in Regulation D), (ii) no general solicitation or advertising was used in connection with the offering and sale of our common stock and (iii) the investors’ represented that they were acquiring our common stock for investment only. Johnson Rice & Company L.L.C. served as lead placement agent for the private placement.

On June 3, 2008, we sold an aggregate of 18,257,500 units to certain accredited investors for aggregate proceeds of $25,560,500. Each unit consisted of one share of our common stock and one-half of a warrant (without giving effect to the reverse stock split), with each whole warrant entitling the holder to purchase one share of our common stock exercisable at a price of $2.25 for a period of two years (without giving effect to the reverse stock split). The warrants expired in June 2010. The units were offered and sold in reliance on the private placement exemption from registration under Section 4(2) of the Securities Act and Regulation D. We relied on this exemption based on applicable facts, including that (i) the offers and sales were made to a limited number of persons, all of whom represented that they were “accredited investors” (as such term is defined in Regulation D), (ii) no general solicitation or advertising was used in connection with the offering and sale of the units and (iii) the investors’ represented that they were acquiring the units for investment only.

Item 16.	Exhibits and financial statement schedules.

(a) Exhibits.

EXHIBIT INDEX

1.1**	Form of Underwriting Agreement

3.1	Articles of Incorporation, filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on February 27, 2004 and incorporated herein by reference.

3.2	Certificate of Amendment to Articles of Incorporation, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2010 and incorporated herein by reference.

3.3	Amended and Restated Bylaws of the Company, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2008 and incorporated herein by reference.

3.4**	Form of Second Amended and Restated Bylaws of the Company

3.5*	Articles of Incorporation, as amended, effective as of November 4, 2010

4.1**	Specimen Common Stock Certificate

5.1**	Opinion of Jones Vargas, Chartered, Nevada Counsel to the Company

10.01†	2005 Incentive Stock Plan, filed as an exhibit to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 14, 2005 and incorporated herein by reference.

10.02†	2007 Incentive Stock Plan, filed as an exhibit to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 14, 2007 and incorporated herein by reference.

10.03†	Stock Option Plan, filed as an exhibit to the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 22, 2009 and incorporated herein by reference.

10.04	Production Lease, dated as of April 15, 2009, by and between the Company and Her Majesty the Queen in the Right of the Province of Nova Scotia, filed as an exhibit to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 20, 2009 and incorporated herein by reference.

10.05	Overriding Royalty Agreement, dated as of June 10, 2009, by and between Elmworth Energy Corporation and Contact Exploration Inc., filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2009 and incorporated herein by reference.

10.06	Memorandum of Understanding, dated as of November 30, 2009, by and among Triangle Petroleum Corporation, Palo Alto Global Energy Master Fund, L.P. and Mark Gustafson, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2009 and incorporated herein by reference.

10.07	Separation Agreement, dated as of November 30, 2009, by and between Triangle Petroleum Corporation and Mark Gustafson, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2009 and incorporated herein by reference.

10.08	Termination of Employment of Shaun Toker, dated December 23, 2009, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2010 and incorporated herein by reference.

10.09	Termination of Employment of J. Howard Anderson, dated December 30, 2009, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2010 and incorporated herein by reference.

10.10†	Employment Agreement, effective as of January 29, 2010, by and between Triangle USA Petroleum Corporation and Peter Hill, filed as an exhibit to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 9, 2010 and incorporated herein by reference.

10.11	Employment Agreement, effective as of January 29, 2010, by and between Triangle USA Petroleum Corporation and Jonathan Samuels, filed as an exhibit to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 9, 2010 and incorporated herein by reference.

10.12**†	Deferred Share Unit Agreement, dated February 2, 2010 between Triangle Petroleum Corporation and Peter Hill

10.13**†	Deferred Share Unit Agreement, dated February 2, 2010 between Triangle Petroleum Corporation and Jonathan Samuels

10.14**†	Form of Deferred Share Unit Agreement entered into by each of Gardner Parker, Randal Matkaluk and Steve Holditch, each dated February 2, 2010

14.01	Code of Business Conduct and Ethics, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2010 and incorporated herein by reference.

21.01**	List of Subsidiaries

23.01**	Consent of KPMG LLP, Independent Accountants

23.02**	Consent of Ryder Scott, Independent Petroleum Engineers

23.03**	Consent of Jones Vargas, Chartered, Nevada Counsel to the Company (included in Exhibit 5.1)

24.01**	Power of Attorney (set forth on the signature page to this registration statement)

*	Filed herewith.

**	Previously filed.

†	Management Contract or Compensatory Plan or Arrangement.

(b) Financial statement schedules.

Not applicable.

Item 17.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on the 3rd day of November, 2010.

Triangle Petroleum Corporation

Date: November 3, 2010	By:	/s/ Peter Hill
	Name:	Peter Hill
	Title:	Chief Executive Officer (Principal Executive Officer)

Triangle Petroleum Corporation

Date: November 3, 2010	By:	/s/ Jonathan Samuels
	Name:	Jonathan Samuels
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on.

Signature and Title	Date

/s/ Peter Hill Peter Hill (Principal Executive Officer)	November 3, 2010

/s/ Jonathan Samuels Jonathan Samuels (Principal Financial and Accounting Officer)	November 3, 2010

* F. Gardner Parker Director	November 3, 2010

* Stephen A. Holditch Director	November 3, 2010

* Randal Matkaluk Director	November 3, 2010

* /s/ Jonathan Samuels	November 3, 2010
Attorney-in-fact

EXHIBIT INDEX

1.1**	Form of Underwriting Agreement

3.1	Articles of Incorporation, filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on February 27, 2004 and incorporated herein by reference.

3.2	Certificate of Amendment to Articles of Incorporation, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2010 and incorporated herein by reference.

3.3	Amended and Restated Bylaws of the Company, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2008 and incorporated herein by reference.

3.4**	Form of Second Amended and Restated Bylaws of the Company

3.5*	Articles of Incorporation, as amended, effective as of November 4, 2010

4.1**	Specimen Common Stock Certificate

5.1**	Opinion of Jones Vargas, Chartered, Nevada Counsel to the Company

10.01†	2005 Incentive Stock Plan, filed as an exhibit to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 14, 2005 and incorporated herein by reference.

10.02†	2007 Incentive Stock Plan, filed as an exhibit to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 14, 2007 and incorporated herein by reference.

10.03†	Stock Option Plan, filed as an exhibit to the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 22, 2009 and incorporated herein by reference.

10.04	Production Lease, dated as of April 15, 2009, by and between the Company and Her Majesty the Queen in the Right of the Province of Nova Scotia, filed as an exhibit to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 20, 2009 and incorporated herein by reference.

10.05	Overriding Royalty Agreement, dated as of June 10, 2009, by and between Elmworth Energy Corporation and Contact Exploration Inc., filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2009 and incorporated herein by reference.

10.06	Memorandum of Understanding, dated as of November 30, 2009, by and among Triangle Petroleum Corporation, Palo Alto Global Energy Master Fund, L.P. and Mark Gustafson, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2009 and incorporated herein by reference.

10.07	Separation Agreement, dated as of November 30, 2009, by and between Triangle Petroleum Corporation and Mark Gustafson, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2009 and incorporated herein by reference.

10.08	Termination of Employment of Shaun Toker, dated December 23, 2009, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2010 and incorporated herein by reference.

10.09	Termination of Employment of J. Howard Anderson, dated December 30, 2009, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2010 and incorporated herein by reference.

10.10†	Employment Agreement, effective as of January 29, 2010, by and between Triangle USA Petroleum Corporation and Peter Hill, filed as an exhibit to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 9, 2010 and incorporated herein by reference.

10.11	Employment Agreement, effective as of January 29, 2010, by and between Triangle USA Petroleum Corporation and Jonathan Samuels, filed as an exhibit to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 9, 2010 and incorporated herein by reference.

10.12**†	Deferred Share Unit Agreement, dated February 2, 2010 between Triangle Petroleum Corporation and Peter Hill

10.13**†	Deferred Share Unit Agreement, dated February 2, 2010 between Triangle Petroleum Corporation and Jonathan Samuels

10.14**†	Form of Deferred Share Unit Agreement entered into by each of Gardner Parker, Randal Matkaluk and Steve Holditch, each dated February 2, 2010

14.01	Code of Business Conduct and Ethics, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2010 and incorporated herein by reference.

21.01**	List of Subsidiaries

23.01**	Consent of KPMG LLP, Independent Accountants

23.02**	Consent of Ryder Scott, Independent Petroleum Engineers

23.03**	Consent of Jones Vargas, Chartered, Nevada Counsel to the Company (included in Exhibit 5.1)

24.01**	Power of Attorney (set forth on the signature page to this registration statement)

*	Filed herewith.

**	Previously filed.

***	To be filed by amendment.

†	Management Contract or Compensatory Plan or Arrangement.